Exhibit 99.1

TWIN RIVER COMPLETES ACQUISITION OF KANSAS CITY AND VICKSBURG CASINOS

Acquisition is latest step in ongoing portfolio diversification strategy

Providence, Rhode Island – July 2, 2020 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (the “Company” or “Twin River”) today announced that it has completed the previously announced acquisition of Eldorado Resorts, Inc.’s subsidiaries that own the Isle of Capri Casino in Kansas City, Missouri (“Isle Kansas City”), and the Lady Luck Casino in Vicksburg, Mississippi (“Lady Luck Vicksburg”). The purchase price of the acquisition was $230 million, subject to customary adjustments.

“Isle Kansas City and Lady Luck Vicksburg expand our geographic footprint with assets in attractive markets. We believe these assets are a great fit for our portfolio and see the opportunity to increase the net cash flow from these properties with our redevelopment and operating plans,” said George Papanier, President and Chief Executive Officer of Twin River. “We are very pleased to close on this transaction, the latest in our ongoing efforts to diversify our portfolio. Equally exciting are our three additional casinos under contract in Shreveport, Louisiana, Lake Tahoe, Nevada and Atlantic City, New Jersey. We see significant opportunities to create cross marketing connections for customers at multiple Twin River locations nationwide.”

Isle Kansas City is located in Kansas City, Missouri overlooking the Missouri River in close proximity to downtown Kansas City and the Berkeley Riverfront. The property reopened on June 1st, currently has the ability to operate all amenities and consists of approximately 40 thousand square feet of casino space, 939 gaming machines, 13 table games and two dining venues. It is located at a premier location on the riverfront near downtown and is readily accessible to suburban traffic. The Company expects to substantially reposition the casino with a transformational redevelopment plan. Most of the related capital expenditures are expected to occur in 2021.

Lady Luck Vicksburg is located along the Mississippi River in Vicksburg, Mississippi. The property reopened on May 21st, is currently operating 50% of slots and features approximately 25 thousand square feet of casino space, 603 slot machines, eight electronic table games, three dining venues and an 89-room hotel.

These acquisitions closed just months after Twin River announced its plans to also acquire Eldorado Shreveport Resort and Casino in Shreveport, Louisiana and the Mont Bleu Resort Casino & Spa in Lake Tahoe, Nevada for an aggregate purchase price of $155 million. Separately, the Company has entered into an agreement with Caesars Entertainment Corporation and Vici Properties Inc. to acquire Bally's Atlantic City Hotel & Casino for $25 million in cash.

All together, these acquisitions significantly expand Twin River's footprint into four additional U.S. states. The five properties combined contain 4,860 slots, 2,181 hotel rooms and 189 tables. After acquisition of these properties, the Company will operate 12 properties in eight states.

About Twin River Worldwide Holdings, Inc.

Twin River Worldwide Holdings, Inc. owns and manages nine casinos, two in Rhode Island, two in Mississippi, one in Delaware, one in Missouri and three casinos as well as a horse racetrack that has 13 authorized OTB licenses in Colorado. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Lady Luck Vicksburg, (Vicksburg, MS), Dover Downs Hotel & Casino (Dover, DE), Isle of Capri Kansas City (Kansas City, MO), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 600 slots and eight electronic table games in Vicksburg to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”

Investor Contact	Media Contact
Steve Capp	Liz Cohen
Executive Vice President and Chief Financial Officer	Kekst CNC
401-475-8564	212-521-4845
InvestorRelations@twinriver.com	Liz.Cohen@kekstcnc.com

Forward-Looking Statements

This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements. Forward-looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty surrounding the ongoing COVID-19 pandemic, including uncertainty regarding its extent, duration and impact, the resulting closure of Twin Rivers’ properties (all of which have re-opened) and the risk that the ongoing COVID-19 pandemic may require Twin River’s properties to close again for an indeterminable period of time; (2) the time it will take Twin River to re-open its facilities and the restrictions applicable to its facilities upon re-opening; (3) the costs to comply with any mandated health requirements associated with the virus; (4) customer responses when Twin River’s facilities are re-opened including the time it takes customers to return to the facilities and the frequency with which they visit Twin River’s facilities; (5) the economic uncertainty and challenges in the economy resulting from the ongoing COVID-19 pandemic, including the resulting reduced levels of discretionary consumer spending; (6) challenges Twin River may face in bringing employees back to work upon re-opening of its facilities; (7) unexpected costs, charges or expenses resulting from the recently completed acquisitions; (8) uncertainty of the expected financial performance of Twin River, including the failure to realize the anticipated benefits of its acquisitions; (9) Twin River’s ability to implement its business strategy; (10) evolving legal, regulatory and tax regimes; (11) the effects of competition that exists in the gaming industry; (12) the actions taken to reduce costs and losses as a result of the COVID-19 pandemic, which could negatively impact guest loyalty and our ability to attract and retain employees; (13) risks associated with increased leverage from Twin River’s proposed acquisitions; (14) the inability or unwillingness of the lenders under our revolving credit facility to fund requests that we may make to borrow amounts under the facility; (15) increased borrowing costs associated with higher levels of borrowing and (16) other risk factors as detailed under Part I. Item 1A.

“Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 13, 2020 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 as filed with the Securities and Exchange Commission on May 14, 2020. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Twin River does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.